Exhibit 10.77


RECORDING REQUESTED BY
AND WHEN RECORDED
RETURN TO:




Arnold A. Pinkston
Orrick, Herrington &
  Sutcliffe
Old Federal Reserve Bank Bldg.
400 Sansome Street
San Francisco, CA  94111





FIRST AMENDMENT TO DEED TO TRUST

   THIS FIRST AMENDMENT TO DEED OF TRUST dated as of April 18, 1990 is entered into by and between DEL RANCH, L.P., ("Trustor"), and MORGAN GUARANTY TRUST COMPANY OF NEW YORK as Security Agent (as defined below) for the benefit of the Secured Parties (as defined below) (in such capacity, the "Beneficiary").

RECITALS

   (1) Trustor, Trustee and Beneficiary are parties to that certain Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing (Construction Deed of Trust) ("Deed of Trust") dated as of March 14, 1988 which was recorded on March 14, 1988, as instrument no. 88-04019, in the Official Records of Imperial County, California.

   (2) Except as expressly provided herein, capitalized terms used herein which are defined in the Deed of Trust (as amended hereby) shall have the respective meanings given to those terms in the Deed of Trust (as amended hereby).

   (3) Trustor, Beneficiary, The Fuji Bank, Limited, Los Angeles Agency, as Fronting Bank ("Fronting Bank") and the Banks listed therein have entered into that certain Amended and Restated Secured Credit Agreement dated as of April 18, 1990 ("Amended Credit Agreement'), pursuant to which such parties have amended and restated the Secured Credit Agreement dated as of March 14, 1988 (as amended on April 14, 1989, and partially assigned by Morgan Guaranty Trust Company of New York ("MGT") to Amsterdam-Rotterdam Bank N.V. on June 21, 1989, the ("Original Credit Agreement") among Trustor, Morgan Guaranty Trust Company of New York as Agent ("Agent') for the Banks, and the banks ("Banks") which are party thereto. The Deed of Trust was recorded to secure, among other things, the obligations of the Trustor under the Original Credit Agreement.

   (4) The parties wish to amend the Deed of Trust to reflect the Amended Credit Agreement.

AGREEMENT

1. Credit Agreement.  The term Credit Agreement, as used in the
Deed of Trust, shall mean the Original Credit Agreement as amended and restated by the Amended Credit Agreement as the same may be amended, modified, supplemented, restated or replaced from time to time.

2. Security Agreement. The term Security Agreement, as used in the Deed of Trust, shall mean the Security Agreement, dated as of March 14, 1989 between Trustor, Security Agent, MGT, and Agent, as amended by the certain Amendment Number One to the Security Agreement dated as of April 14, 1989 between Trustor, Security Agent, MGT, and Agent and that certain Amendment Number Two to the Security Agreement dated as of April 18, 1990 between
Trustor, Security Agent, MGT, and Agent, as the same may be amended, modified, supplemented, restated or replaced from time to time.

3. Obligations Secured.
   (a) Item 1 of the Article entitled Obligations Secured (page eight) in the Deed of Trust is amended to read as follows:

   "1.  Payment to Beneficiary of all indebtedness evidenced    by,
or arising under or pursuant to, the Credit Agreement,    including
without limitation the Notes (which shall not
   mature later than September 15, 2002 unless a later date is agreed upon in writing by the parties to the Credit
   Agreement) described in the Credit Agreement payable to the Beneficiary and/or the Banks or order in an original principal amount not to exceed Sixty-six Million Dollars
($66,000,000), together with interest thereon and fees due    in
connection therewith, and any modifications, additions,
extensions or renewals of the Credit Agreement and the
   Notes (including without limitation (i) modifications of    the
required principal and/or interest payment dates,
   deferring or accelerating said payment dates in whole or in part, (ii) modifications, extensions or renewals at a different rate of interest, and/or (iii) modifications or
additional amounts advanced under the Credit Agreement and    the
Notes) whether or not any such modification, addition,    extension
or renewal is evidenced by a new or additional    promissory note
or notes"

   (b) Item 4 of the Article entitled Obligations Secured (pages nine) in the Deed of Trust is amended to read as follows:

     "4. The observance and performance by Trustor of each covenant and obligation (including the Obligations as
   defined in the Security Agreement) on the part of Trustor    to
be observed or performed pursuant to or arising under or    in
connection with the terms and provisions of the Credit    Documents
and the Project Agreements, and all amendments,    modifications,
supplements, restatements or replacements    thereto."

   4. Effect of This Amendment. On and after the date of this Amendment, each reference in the Deed of Trust to the Deed of Trust, shall mean the Deed of Trust as amended hereby. Except as specifically amended above, the Deed of Trust shall remain in full force and effect and is hereby ratified and confirmed. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power, or remedy of the Agent or any of the Banks, nor constitute a waiver of any provision of the Deed of Trust.

   5. Headings. The headings in this Amendment are for convenience of reference only and not part of the substance hereof.

   6. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of California.

   7. Counterparts. This Amendment may be executed in any number of identical counterparts, any set of which signed by both parties hereto shall be deemed and constitute a complete executed original for all purposes.

   IN WITNESS WHEREOF, the parties hereto have caused this First
Amendment to be executed, and this First Amendment shall be effective, as of the day and year first above written.

DEL RANCH, L.P., a California
   limited partnership

By:  Red Hill Geothermal, Inc.
   a Delaware corporation,
   general partner

By:  /s/ Jon R. Peele
Its: Vice President

MORGAN GUARANTY TRUST COMPANY OF
   NEW YORK
  in its capacity as Security Agent

By:  /s/ George L. Brown
Its: Vice President